Exhibit 99(d)


(i)     Principal Received for 1996

        Class A-1                                            126,073.78
        Class A-2A                                         3,694,107.75

No other class received any distributions of principal.

(ii)    Interest Paid for 1996

        Class X-1                                            215,306.41
        Class X-2                                          1,920,982.57
        Class A-1                                            788,331.37
        Class A-2A                                         4,557,407.50
        Class A-2B                                         4,793,456.65
        Class B                                              476,304.15
        Class C                                            1,018,972.50
        Class D                                              627,055.00
        Class E                                              541,630.85
        Class F                                              232,122.90
        Class G                                              969,986.90
        Class H                                              429,590.00
        Class J                                               85,903.75
        Class K                                              315,135.45
        Class R-II                                             1,849.39

(iii)   Aggregate collections on the mortgage loans
        distributed to certificateholders for 1996       $20,794,216.92

(iv)    No delinquency advances were made in 1996.

(vii)   No mortgage loan were delinquent in 1996

(ix)    Same as (ii) above.

(x)     Same as (ii) above.

(xiv)   The Trust Fund suffered no losses or additional expenses in 1996.

(xvii)

        Master Servicer Compensation for 1996               $424,347.49
        (including fees paid to primary servicers)
        Special Servicer Compensation for 1996              $ 10,023.37